Exhibit 12

               Marsh & McLennan Companies, Inc. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                          (In millions, except ratios)


                                                Nine
                                               Months
                                                Ended
                                            September 30,                                   Years Ended December 31,
                                                 2003
                                            (Unaudited)        2002         2001         2000       1999       1998
------------------------------------------------------------------------------------------------------------------------

Earnings
Income before income taxes and minority
     interest*                                  $1,791       $2,133       $1,590       $1,955     $1,255     $1,305

Interest expense                                   137          160          196          247        233        140

Portion of rents representative of
     the interest factor                           112          135          122          120        121        104

Amortization of capitalized interest                 -            -            -            -          1          1
------------------------------------------------------------------------------------------------------------------------
                                                $2,040       $2,428       $1,908       $2,322     $1,610     $1,550
------------------------------------------------------------------------------------------------------------------------

Fixed Charges
Interest expense                               $   137      $   160      $   196      $   247    $   233    $   140

Portion of rents representative of
     the interest factor                           112          135          122          120        121        104
------------------------------------------------------------------------------------------------------------------------
                                               $   249      $   295      $   318      $   367    $   354    $   244
------------------------------------------------------------------------------------------------------------------------

Ratio of Earnings to Fixed Charges                 8.2          8.2          6.0          6.3        4.5        6.4


* Minority interest has been reclassified in the prior years (1998-1999) to conform to the current year presentation.